                                                                   Exhibit 10.54


                          HOUSTONSTREET EXCHANGE, INC.

                              COMMON STOCK WARRANT


Exercisable and Expires in                       Right to Purchase 2,806,614
Accordance with the Agreement                    shares of Common Stock
                                                 (subject to adjustment)

No. W-001

                                    PREAMBLE

         HOUSTONSTREET EXCHANGE, INC. (the "Company"), a Delaware corporation, hereby certifies that, for value received, BayCorp Holdings, Ltd. ("Holder") is entitled, subject to the terms set forth below, to purchase from the Company fully paid and nonassessable shares of Common Stock, $0.01 par value, of the Company, at the purchase price per share (the "Purchase Price") of $2.50 (the "Initial Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in Section 9 of the Agreement.

         This Warrant is one of the Common Stock Purchase Warrants (the "Warrants"), evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to the Warrant Agreement dated as of even date herewith among the Company and the other parties to the Agreement, a copy of which is on file at the principal office of the Company. The Warrants evidence rights to purchase an aggregate of 2,806,614 shares of Common Stock of the Company (the "Shares"), subject to adjustment as provided in Section 9 of the Agreement. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Common Stock Warrant Agreement of even date herewith (the "Agreement").

     1.  Restricted Shares.

         The holder of this Certificate by its acceptance covenants and agrees that this Warrant and the Shares are Restricted Shares in accordance with
Section 7 of the Agreement, and may only be transferred in accordance with that section.

     2.  Exercise of Warrant.

         The holder of this Warrant may exercise it in accordance with paragraphs 1 and 4 of the Agreement.

     3.  Purchase Price and Shares.

         The Purchase Price and number of Shares issuable hereunder may be adjusted in accordance with Section 9 of the Agreement.

     4.  The Agreement.

         This Warrant is subject to all other terms of the Agreement.



Dated:  March 30, 2001          HOUSTONSTREET EXCHANGE, INC.

(Corporate Seal)                By: /s/ Frank W. Getman Jr.
                                    ------------------------------------------
                                    Frank W. Getman Jr.
                                    Its President & Chief Executive Officer


Attest: /s/ Cynthia A. Johnson